Pricing Supplement No. 1 Dated February 27, 1996              Rule 424(b)(3)
(To Prospectus dated February 23, 1996 as                    File No. 333-00973
supplemented by Prospectus Supplement dated
February 26, 1996)
                                    $75,000,000
                        Public Service Company of Oklahoma
                           Medium-Term Notes, Series A

_____________________________________________________________________________


Principal Amount:             $10,000,000     Interest Rate:         5.89%
Selling Agent's Commission:   N/A %           Maturity Date:        12-15-2000
Purchasing Agent's Discount: .53%             Original Issue Date:  03-01-96
Net Proceeds to Issuer:       9,947,000.00    Issue Price:          100%
Reallowance:                  N/A%
Selling Concession:           N/A%
______________________________________________________________________________


Interest Payment Dates:February 1 and August 1
Initial Interest Payment Date:August 1, 1996
Regular Record Dates: January 15 next preceding a February 1 Interest Payment
                      Date or July 15 next preceding an August 1 Interest Payment Date
Redemption:
[X]   The Notes cannot be redeemed prior to Stated Maturity
[ ]   The Notes may be redeemed prior to Stated Maturity
      In Whole:   Yes ____ No ____
      In Part:    Yes ____ No ____
      Initial Redemption Date:__________________
      Redemption Limitation Date: _______________
      Annual Redemption Percentage Reduction: _______% until Redemption
        Percentage is 100% of the principal amount.

Optional Repayment:
[X]   The Notes cannot be repaid prior to Stated Maturity.
[ ] The Notes can be repaid prior to Stated Maturity at the option of the holder of the Notes.
      Optional Repayment Dates:
      Repayment Price:  ____%
      Election Period:From ________ to _________

Form: [X] Book Entry    [ ] Certificated

Agent(s):   [ ]   Smith Barney Inc.
            [X]   Morgan Stanley & Co.
                      Incorporated
            [ ]   Other __________

Agent acting in the capacity as indicated below:
            [ ] Agent       [X] Principal

Other Provisions:Chemical Bank in New York, New York has been appointed paying agent and authenticating agent for the Notes.

N/A means "Not Applicable".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OF THIS PRICING SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. Pricing Su












Pricing Supplement No. 2 Dated February 27, 1996              Rule 424(b)(3)
(To Prospectus dated February 23, 1996 as                    File No. 333-00973
supplemented by Prospectus Supplement dated
February 26, 1996)
                                     $75,000,000
                         Public Service Company of Oklahoma
                            Medium-Term Notes, Series A
______________________________________________________________________________
Principal Amount:            $6,000,000         Interest Rate: 5.91%
Selling Agent's Commission:  .60%               Maturity Date: 03-01-2001
Purchasing Agent's Discount: N/A %              Original Issue Date:03-01-96
Net Proceeds to Issuer:      5,964,000.00       Issue Price:   100%
Reallowance:                 N/A%
Selling Concession:          N/A%
______________________________________________________________________________

Interest Payment Dates:February 1 and August 1
Initial Interest Payment Date:August 1, 1996
Regular Record Dates: January 15 next preceding a February 1 Interest Payment
                      Date or July 15 next preceding an August 1 Interest Payment Date
Redemption:
[X]   The Notes cannot be redeemed prior to Stated Maturity
[ ]   The Notes may be redeemed prior to Stated Maturity
      In Whole:   Yes ____ No ____
      In Part:    Yes ____ No ____
      Initial Redemption Date:__________________
      Redemption Limitation Date: _______________
      Annual Redemption Percentage Reduction: _______% until Redemption
        Percentage is 100% of the principal amount.

Optional Repayment:
[X]   The Notes cannot be repaid prior to Stated Maturity.
[ ] The Notes can be repaid prior to Stated Maturity at the option of the holder of the Notes.
      Optional Repayment Dates:
      Repayment Price:  ____%
      Election Period:From ________ to _________

Form: [X] Book Entry    [ ] Certificated

Agent(s):    [ X ] Smith Barney Inc.
             [   ] Morgan Stanley & Co.
                   Incorporated
             [   ] Other __________

Agent acting in the capacity as indicated below:
            [X] Agent        [ ] Principal

Other Provisions:Chemical Bank in New York, New York has been appointed paying agent and authenticating agent for the Notes.

N/A means "Not Applicable".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OF THIS PRICING SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





Pricing Supplement No. 3 Dated
February 28, 1996                                            Rule 424(b)(3)
(To Prospectus dated February 23, 1996 as                    File No. 333-00973
supplemented by Prospectus Supplement dated
February 26, 1996)
                              $75,000,000
                  Public Service Company of Oklahoma
                     Medium-Term Notes, Series A
_____________________________________________________________________________


Principal Amount:             $5,000,000         Interest Rate:  6.02%
Selling Agent's Commission:   N/A                Maturity Date:  3-1-2001
Purchasing Agent's Discount:  .60%               Original Issue  Date:03-01-96
Net Proceeds to Issuer:       4,970,000.00       Issue Price:    100%
Reallowance:                  N/A%
Selling Concession:           N/A%
_______________________________________________________________________________

Interest Payment Dates:February 1 and August 1
Initial Interest Payment Date:August 1, 1996
Regular Record Dates: January 15 next preceding a February 1 Interest Payment
                      Date or July 15 next preceding an August 1 Interest Payment Date
Redemption:
[X]   The Notes cannot be redeemed prior to Stated Maturity
[ ]   The Notes may be redeemed prior to Stated Maturity
      In Whole:   Yes ____ No ____
      In Part:    Yes ____ No ____
      Initial Redemption Date:__________________
      Redemption Limitation Date: _______________
      Annual Redemption Percentage Reduction: _______% until Redemption
        Percentage is 100% of the principal amount.

Optional Repayment:
[X]   The Notes cannot be repaid prior to Stated Maturity.
[ ] The Notes can be repaid prior to Stated Maturity at the option of the holder of the Notes.
      Optional Repayment Dates:
      Repayment Price:  ____%
      Election Period:From ________ to _________

Form: [X] Book Entry    [ ] Certificated

Agent(s):   [ ]   Smith Barney Inc.
            [X]   Morgan Stanley & Co.
                      Incorporated
            [ ]   Other __________

Agent acting in the capacity as indicated below:
            [ ] Agent       [X] Principal

Other Provisions:Chemical Bank in New York, New York has been appointed paying agent and authenticating agent for the Notes.

N/A means "Not Applicable".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OF THIS PRICING SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.






Pricing Supplement No. 4 Dated February 27, 1996              Rule 424(b)(3)
(To Prospectus dated February 23, 1996 as                    File No. 333-00973
supplemented by Prospectus Supplement dated
February 26, 1996)
                              $75,000,000
                   Public Service Company of Oklahoma
                      Medium-Term Notes, Series A
______________________________________________________________________________
____________
Principal Amount:            $9,000,000     Interest Rate:       6.02%
Selling Agent's Commission:  N/A            Maturity Date:       03-01-2001
Purchasing Agent's Discount: .60%           Original Issue Date: 03-01-96
Net Proceeds to Issuer:      8,946,000.00   Issue Price:         100%
Reallowance:                 N/A%
Selling Concession:          N/A%
______________________________________________________________________________

Interest Payment Dates:February 1 and August 1
Initial Interest Payment Date:August 1, 1996
Regular Record Dates: January 15 next preceding a February 1 Interest Payment
                      Date or July 15 next preceding an August 1 Interest Payment Date Redemption:
[X]   The Notes cannot be redeemed prior to Stated Maturity
[ ]   The Notes may be redeemed prior to Stated Maturity
      In Whole:   Yes ____ No ____
      In Part:    Yes ____ No ____
      Initial Redemption Date:__________________
      Redemption Limitation Date: _______________
      Annual Redemption Percentage Reduction: _______% until Redemption
        Percentage is 100% of the principal amount.

Optional Repayment:
[X]   The Notes cannot be repaid prior to Stated Maturity.
[ ] The Notes can be repaid prior to Stated Maturity at the option of the holder of the Notes.
      Optional Repayment Dates:
      Repayment Price:  ____%
      Election Period:From ________ to _________

Form: [X] Book Entry    [ ] Certificated

Agent(s):    [X] Smith Barney Inc.
             [ ] Morgan Stanley & Co.
                   Incorporated
             [ ] Other __________

Agent acting in the capacity as indicated below:
             [ ] Agent       [X] Principal

Other Provisions:Chemical Bank in New York, New York has been appointed paying agent and authenticating agent for the Notes.

N/A means "Not Applicable".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OF THIS PRICING SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.